Exhibit J(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 75 to Registration Statement No. 2-39334 on Form N-1A of our report dated February 18, 2010, relating to the financial statements and financial highlights of MML Large Cap Value Fund, MML Equity Index Fund, MML Blue Chip Growth Fund, MML NASDAQ-100® Fund, MML Small Cap Growth Equity Fund, and MML Emerging Growth Fund, of our report dated February 22, 2010, relating to the financial statements and financial highlights of MML Asset Allocation Fund, MML Equity Income Fund, MML Income & Growth Fund, MML Growth & Income Fund, MML Large Cap Growth Fund, MML Concentrated Growth Fund, MML Mid Cap Value Fund, MML Mid Cap Growth Fund, MML Small/Mid Cap Value Fund, MML Small Company Value Fund, MML Small Cap Index Fund, MML Global Fund, and MML Foreign Fund, and of our report dated February 23, 2010, relating to the financial statements and financial highlights of MML Conservative Allocation Fund, MML Balanced Allocation Fund, MML Moderate Allocation Fund, MML Growth Allocation Fund, MML Aggressive Allocation Fund, MML American Funds® Core Allocation Fund, MML American Funds® Growth Fund, and MML American Funds® International Fund, each a series of the MML Series Investment Fund, appearing in the Annual Reports on Form N-CSR of the MML Series Investment Fund for the year ended December 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings,” “Investment Management and Other Services,” and “Experts” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2010